EXHIBIT A
                    CODE OF ETHICS OF THE QUADRANT FUND, INC.
                      AND GMAC INSTITUTIONAL ADVISORS, LLC

                               QUADRANT FUND, INC.
                                  (THE "FUND")

                          SARBANES-OXLEY Code of Ethics
            For Principal Executive and Principal Financial Officers

I.       COVERED OFFICERS/PURPOSE OF THE CODE


This code of ethics (this "Code") of Quadrant Fund, Inc. (the "Fund") applies to the Fund's Principal Executive Officer ("President") and Principal Financial Officer ("Treasurer") (the "Covered Officers," as set forth in EXHIBIT A) for the purpose of promoting:


      >> honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      >> full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

      >> compliance with applicable laws and governmental rules and regulations;

      >> the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

      >> accountability for adherence to the Code.

         Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

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II.      COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS
         OF INTEREST


OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund. Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. Each Covered Officer is an officer or employee of the investment adviser or a service provider ("Service Provider") to the Fund. The Fund's, the investment adviser's and the Service Provider's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

         Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the investment adviser and the Service Provider of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund, for the investment adviser or for the Service Provider), be involved in establishing policies and implementing decisions which will have different effects on the investment adviser, the Service Provider and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser and the Service Provider and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if such participation is performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, it will be deemed to have been handled ethically. In addition, it is recognized by the Fund's Board of Directors (the "Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by other Codes.

         Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.



                                      * * *

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Each Covered Officer must:


        |X| not use his/her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

        |X| not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Fund; and

        |X| not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Additionally, conflicts of interest may arise in other situations, the propriety of which may be discussed, if material, with the Fund's Chief Compliance Officer ("CCO"). Examples of these include:


        |X| service as a director/trustee on the board of any public or private company;

        |X|   the receipt of any non-nominal gifts;

        |X| the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety (or other formulation as the Fund already uses in another code of conduct);

        |X| any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, any sub-adviser, principal underwriter, administrator or any affiliated person thereof; and

        |X| a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.     Disclosure & Compliance

        |X| Each Covered Officer should familiarize him- or herself with the disclosure requirements generally applicable to the Fund;

        |X| Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's directors and auditors, and to governmental regulators and self-regulatory organizations;

        |X| Each Covered Officer should, to the extent appropriate within his/her area of responsibility, consult with other officers and employees of the Fund and the

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              Fund's adviser or any sub-adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

        |X| It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.      Reporting and Accountability

Each Covered Officer must:


        |X| upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he/she has received, read, and understands the Code;

        |X| annually thereafter affirm to the Board that he/she has complied with the requirements of the Code;

        |X| not retaliate against any employee or Covered Officer or their affiliated persons for reports of potential violations that are made in good faith;

        |X| notify the Fund's CCO promptly if he/she knows of any violation of this Code (Note: failure to do so is itself a violation of this Code); and

        |X| report at least annually any change in his/her affiliations from the prior year.

The Fund's CCO is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the Principal Executive Officer will be considered by the Fund's Board or a designated committee thereof (the "Committee").


The Fund will follow these procedures in investigating and enforcing this Code:


        |X| the Fund's CCO will take all appropriate action to investigate any potential violations reported to him/her;

        |X| if, after such investigation, the CCO believes that no violation has occurred, the CCO is not required to take any further action;

        |X| any matter that the CCO believes is a violation will be reported to the Board or, if applicable, Committee;

        |X| if the Board or, if applicable, Committee concurs that a violation has occurred, the Board, either upon its determination of a violation or upon recommendation of the Committee, if applicable, will consider appropriate action, which may include review of, and appropriate modifications to,

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              applicable policies and procedures; notification to appropriate personnel of the Service Provider or the investment adviser or its board; or a recommendation to dismiss the Covered Officer;

        |X| the Committee will be responsible for granting waivers, as appropriate; and

        |X| any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.



V.  OTHER POLICIES AND PROCEDURES


This Code shall be the sole code of ethics adopted by the Fund for purposes of
Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund's adviser, any sub-adviser, principal underwriter or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund's and its investment adviser's codes of ethics under Rule 204A-1 under the Investment Advisers Act and Rule 17j-1 under the Investment Company Act, respectively, are separate requirements applying to the Covered Officers and others, and are not part of this Code.


VI.  AMENDMENTS


Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Fund's Board, including a majority of independent directors.


VII.  CONFIDENTIALITY


All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Fund's Board and its counsel, the investment adviser and the relevant Service Providers.


VIII.  INTERNAL USE


The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

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                                    EXHIBIT A
                     PERSONS COVERED BY THIS CODE OF ETHICS
                              (AS OF JUNE 7, 2005)







QUADRANT FUND, INC.
Principal Executive Officer and President -Nathan Kornfeld
Principal Financial Officer and Treasurer - Rene Paradis

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                         GMAC INSTITUTIONAL ADVISORS LLC

                                 CODE OF ETHICS

                                  March 9, 2005

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I.       INTRODUCTION

         This Code of Ethics (the "Code") sets forth the standards of conduct expected of any officer, director (or other person occupying a similar status or performing similar functions), or an employee of GMAC Institutional Advisors LLC ("Institutional Advisors"), or other person who provides investment advice on behalf of Institutional Advisors and is subject to the supervision and control of Institutional Advisors (an "Employee) and addresses conflicts of interest that arise from person trading by certain Employees. The Code is designed to comply with the requirements of Rule 204A-1 under the Investment Advisers Act of 1940, as amended, and the applicable requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended.

         INVESTING IS A GOOD PRACTICE. Institutional Advisors believes that personal investing which is consistent with Institutional Advisors' investment philosophy and this Code provides useful training for the investment of our client's assets.

         Institutional Advisors is required to provide all Employees with a copy of this Code and any amendments hereto. Each Employee is required to provide the Chief Compliance Officer with a written acknowledgement of his or her receipt of the Code and any amendments hereto.

         UNLESS DEFINED IN THE FOLLOWING SECTIONS, KEY TERMS AND PHRASES HAVE THE MEANINGS DEFINED IN SECTION VIII. EACH DEFINED WORD OR PHRASE IS IDENTIFIED IN BOLD-FACED TYPE THE FIRST TIME IT IS USED IN THE CODE.

II.      STANDARDS OF BUSINESS CONDUCT

A.       FIDUCIARY DUTY

         This CODE is based on the principle that INSTITUTIONAL ADVISORS and you, as our EMPLOYEE, owe a fiduciary duty to the ADVISORY CLIENTS for which Institutional Advisors serves as an adviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients. The Code seeks to place the interests of Advisory Clients over the interests of Institutional Advisors and any Employee, and to comply with the applicable FEDERAL SECURITIES LAWS and other applicable law.

         At all times, you must:

                    1. PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a security you owned for the purpose of increasing the price of that security. If

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         you are an ACCESS PERSON, you would also violate this Code if you made a personal investment in a security that might be an appropriate investment for an Advisory Client without first considering the security as an investment for the Advisory Client.

                    2. CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code. Doubtful situations should be resolved against your personal trading.

                    3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, gifts or gratuities from persons seeking business with Institutional Advisors directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading FIDUCIARY DUTIES. Doubtful situations should be resolved against your personal interest.

B.       LEGAL COMPLIANCE

         Employees must obey all laws and regulations applicable to Institutional Advisors' business, including but not limited to, the applicable Federal Securities Laws.

C.       COMPLIANCE COMMITTEE

         The COMPLIANCE COMMITTEE is comprised of Institutional Advisor's President, General Counsel and Chief Compliance Officer. No member of the Compliance Committee may take part in a decision relating to a COVERED SECURITY in which such person has or, as part of the transaction in question, would acquire BENEFICIAL OWNERSHIP.

D.       GIFTS

         You must not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with Institutional Advisors directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $150, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

E.       SERVICE AS A DIRECTOR

         You may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Compliance Committee of Institutional Advisors. Approval will not be given unless a determination is made that your

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service on the board would be consistent with the interests of our Advisory
Clients. If you are permitted to serve on the board of a publicly traded company, you will be isolated from those Employees who make or participate in the investment decisions with respect to the SECURITIES of that company, through an "Ethics Wall" or other procedures.

F.       INSIDER TRADING

         You shall not engage in transactions in any Securities while in possession of material, nonpublic information regarding the Securities (so-called "insider trading"). Nor shall you communicate material, nonpublic information to any person who might use the information to purchase or sell Securities (so-called "tipping").

         MATERIAL INFORMATION. Generally speaking, information is "material" where there is a substantial likelihood that a reasonable investor could consider the information important in deciding whether to buy or sell the Securities in question, or where the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the "total mix" of information available. Where the nonpublic information relates to a possible or contingent event, materiality depends upon a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issuer involved. Common, but by no means exclusive, examples of "material" information include information concerning a company's sales, earnings, dividends, significant acquisitions or mergers and major litigation. So-called "market information," such as information concerning an impending securities transaction may also, depending upon the circumstances, be "material." Because materiality determinations are often challenged with the benefit of hindsight, if an Employee has any doubt whether certain information is "material," this doubt should be resolved against trading or communicating this information.

         NONPUBLIC INFORMATION. - Information is "nonpublic" until it has been made available to investors generally. In this respect, one must be able to point to some fact to show that the information is generally public, such as inclusion in reports filed with the SEC or press releases issued by the issuer of the Securities, or reference to this information in publications of general circulation.

         ADVISORY INFORMATION Information concerning (i) what Securities are being followed; (ii) specific recommendations made to Advisory Clients; (iii) prospective Securities transactions of its Advisory Clients; or (iv) Advisory Clients' current holdings is strictly confidential. Under some circumstances, Advisory Information may be material and nonpublic.

         Any questions regarding Institutional Advisors' Policy on Insider Trading or the application of the Insider Trading Policy to any specific information should be directed to a member of the Compliance Committee.

G.       HANDLING OF CONFIDENTIAL INFORMATION

         Employees should observe the confidentiality of information that they acquire by virtue of their employment at Institutional Advisors, including information concerning customers, our

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parent, competitors and other Employees, except where disclosure is approved by
Institutional Advisors or otherwise legally mandated. Of special sensitivity is financial information, which should under all circumstances be considered confidential except where its disclosure is approved by Institutional Advisors, or when it has been made publicly available in a press release or a report filed with the Securities and Exchange Commission or other comparable regulatory authority.


III.     PERSONAL SECURITIES TRANSACTIONS

A.       TRADING IN GENERAL

         An Access Person must not engage, and must not permit any other person or entity to engage, in any purchase or sale of a Covered Security in which such Access Person has, or by reason of the transaction will acquire any direct or indirect Beneficial Ownership, unless (i) the transaction is an Exempt Transaction (as set forth below) or (ii) he/she has have complied with the provisions set forth below.

B.       PRE-CLEARANCE

         Access Persons must seek to obtain pre-clearance trading approval from the Compliance Officer to purchase or sell any Covered Security for which the person has or will have be reason of the trade a Beneficial Ownership and that Institutional Advisors actively engages in trading, advisory services or performs research on such Covered Security.

         Access persons must seek to also obtain pre-clearance trading approval for all co-investments into any of the Institutional Advisors-sponsored funds or accounts in compliance with the co-investment program of Institutional Advisors.

         Finally, Access Persons must seek to obtain pre-clearance trading approval from the Compliance Committee before directly or indirectly acquiring Beneficial Ownership in any Security in an INITIAL PUBLIC OFFERING or in a LIMITED OFFERING.

C.       BENEFICIAL OWNERSHIP

         To determine whether a person has "Beneficial Ownership," Access Persons are considered to have Beneficial Ownership of Securities if such Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share a direct or indirect "pecuniary interest" in such Securities.

         An Access Person has a pecuniary interest in the Securities if such Access Person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

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         The following are examples of an indirect pecuniary interest in
Securities:

         Securities held by members of an Access Person's IMMEDIATE FAMILY sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide such Access Person with any economic benefit where "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

                  An Access Person's proportionate interest as a general partner in portfolio Securities held by a general or limited partnership.

                  An Access Person's interest as a manager-member in the Securities held by a limited liability company.

         Access Persons do not have an indirect pecuniary interest in the portfolio Securities held by a corporation or similar entity in which he/she owns securities if such Access Person is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

         The following circumstances constitute Beneficial Ownership of Securities held by a trust by an Access Person:

         If an Access Person is a trustee of the trust and has a pecuniary interest in any holding or transaction in the issuer's Securities held by the trust as well as if an Access Person is trustee and members of such Access Person's Immediate Family receive certain performance fees or a member of such Access Person's Immediate Family is a beneficiary to the trust.

         If an Access Person is a beneficiary to a trust and such Access Person
(a) shares investment control with the trustee with respect to a trust transaction, the transaction shall be attributed to such Access Person as well as the trust, (b) has investment control with respect to a trust transaction without consultation with the trustee, the transaction shall be attributed to such Access Person and (c) such Access Person shall be deemed to have pecuniary interest in the issuer's securities held by a trust to the extent of such Access Person's PRO RATA interest in the trust where the trustee does not exercise exclusive control. For instance, an Access Person who holds securities as a beneficiary of a trust over which he has investment discretion, such as a 401(k) or other participant-directed employee benefit plan, would be considered beneficial owner of Securities in the plan.

         If you are a settlor of a trust and reserve the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed to you; PROVIDED, HOWEVER, if the settlor does not exercise or share investment control over the issuer's securities held by the trust, the trust holdings and transactions shall be attributed to the Trust instead of you as settlor.

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D.       EXEMPT SECURITIES

         Access Persons are required to report all transactions in COVERED SECURITIES. The following are not considered Covered Securities:

         (1) direct obligations of the Government of the United States;

         (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

         (3) Shares issued by money market FUNDS;

         (4) Shares issued by open-end funds other than REPORTABLE FUNDS.

E.       INITIAL PUBLIC OFFERINGS

         Access Persons must obtain prior written approval of a majority of the Compliance Committee to acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering.

F.       LIMITED OFFERINGS

         Access Persons must obtain prior written approval of a majority of the Compliance Committee to acquire direct or indirect Beneficial Ownership of any Security in a Limited Offerings. Approval will not be given unless a determination is made that the investment opportunity has not been offered to you by virtue of your position. For all co-investments into any of the Institutional Advisors sponsored funds or accounts pre-clearance approval must be in compliance with the co-investment program of Institutional Advisors.

         Upon receiving pre-clearance, if you have acquired Beneficial Ownership in Securities in a Limited Offering, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a PORTFOLIO MANAGER who does not have Beneficial Ownership of any Securities of the issuer.


G.       USE OF BROKER-DEALERS AND CONFIRMATIONS

         Every Access Person may direct each broker, dealer or bank who maintains an account for Covered Securities of which such Access Person has direct or indirect Beneficial Ownership, to supply to Institutional Advisor's compliance department, duplicate copies of confirmations of all transactions in the account and copies of periodic statements for the account.

H.       REPORTING

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         The Compliance Committee shall identify all Access Persons who are under the duty to complete and provide the reports described below and shall inform such persons of such duty. Appropriate management or compliance personnel will review the account statements and the reports required pursuant to this Reporting section.

         All reports and account statements received by Institutional Advisors shall be kept confidential except to the extent that disclosure may be required by regulatory authorities and that disclosure, on a confidential basis, may be made for an audit of compliance procedures. Reports will be reviewed periodically by the Chief Compliance Officer of Institutional Advisors or his/her designee.

I.       INITIAL HOLDINGS REPORTS

         If you are an Access Person, you must report no later than ten (10) days after becoming an Access Person to the Compliance Department the following information:

                  (a) the title and type of security, the exchange ticker symbol or CUSIP number (as applicable), number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership as of the date the person became an Access Person;

                  (b) the name of the broker, dealer or bank with which the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person1; and

                  (c) the date that the report is submitted by the Access
                  Person.

         The Access Person must submit annually thereafter an annual holdings report setting forth the above-specified information as mentioned below. The Form to be used initially to report an Access Person's holdings is set forth in Appendix I.

J.       QUARTERLY TRANSACTION REPORTS

         Every Access Person must report to the Compliance Department no later than thirty (30) days after the end of the calendar quarter, the following information:

                  (a) With respect to any transaction during the quarter in a Covered Security in which the Access Person had or acquired any direct or indirect Beneficial Ownership:

----------------------
1 PLEASE NOTE THE REPORT REQUIRES DISCLOSURE OF THE NAME OF ANY BROKER-DEALER OR BANK WITH WHICH THE ACCESS PERSON HAS AN ACCOUNT IN WHICH "ANY SECURITIES" ARE HELD FOR HIS DIRECT OR INDIRECT BENEFIT AND NOT JUST ACCOUNTS HOLDING COVERED SECURITIES.

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                           (1) The date of the transaction, the title, the
                           exchange ticker symbol or CUSIP number (as applicable), the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                           (2) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

                           (3) The price of the Covered Security at which the transaction was effected;

                           (4) The name broker, dealer or bank with or through which the transaction was effected; and

                           (5) The date that the report is submitted by the Access Person.

         The foregoing includes reporting securities acquired through a gift or inheritance.

                  (b) With respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person2:

                           (1) The name of the broker, dealer or bank with which the Access Person established the account;

                           (2) The date the account was established; and

                           (3) The date that the report is submitted by the Access Person.

                  (c) If an Access Person instructs all brokers, dealers or banks that hold Securities in which such Access Person has any direct or indirect Beneficial Ownership, to provide duplicate broker-trade confirmations and account statements required under the above sub-section G. entitled "Use of Broker-Dealers and Confirmations" to the Compliance Officer within the time period required for a Quarterly Transaction Report (I.E., within thirty (30) days after the end of the applicable calendar quarter) and provides the information required in part b. above, then such Access Person need only represent on the Quarterly Transaction Report:

                           (1) that he/she has directed all broker, dealers or banks who hold any Securities in which such Access Person has beneficial ownership

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2 PLEASE NOTE THE REPORT REQUIRES DISCLOSURE OF THE NAME OF ANY BROKER-DEALER OR
BANK WITH WHICH THE ACCESS PERSON HAS AN ACCOUNT IN WHICH "ANY SECURITIES" ARE HELD FOR HIS DIRECT OR INDIRECT BENEFIT AND NOT JUST ACCOUNTS HOLDING COVERED SECURITIES.

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                                   to send duplicate confirmations and account
                                   statements to the Compliance Officer;

                           (2) the form of such confirmations, account statements or records provide to Institutional Advisors contain all the information required in a Quarterly Transaction Report; and

                           (3) with respect to any account established during the applicable quarter in which the Access Person has Beneficial Ownership in Securities, the information provided in accordance with part (b) is true and accurate.

         It is the obligation of each Access Person relying on part (c) to ensure compliance with its requirements. The Form used for the Quarterly Transaction Report has been attached as Appendix II.

K.       ANNUAL HOLDINGS REPORTS

         If you are an Access Person, you must report no later than thirty (30) days after the calendar year end, the following information

                  (a) the title and type of Security, the exchange ticker symbol or CUSIP number (as applicable), number of shares, and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership;

                  (b) the name of any broker, dealer or bank with which the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person3; and

                  (c) the date that the report is submitted by the Access
                  Person.

         The above information is required to be updated annually. More specifically, each Access Person must submit annually a holdings report setting forth the above-specified information that must be current as of a date no more than forty-five (45) days before the report is submitted. The Form used to report personal holdings is set forth in Appendix I.

L.       EXCEPTIONS TO REPORTING REQUIREMENTS

         (a) An Access Person need not make a report to the Compliance Department under the Reporting Section above with respect to transactions effected for, and Covered Securities

-----------------------------
3 PLEASE NOTE THE REPORT REQUIRES DISCLOSURE OF THE NAME OF ANY BROKER-DEALER OR BANK WITH WHICH THE ACCESS PERSON HAS AN ACCOUNT IN WHICH "ANY SECURITIES" ARE HELD FOR HIS DIRECT OR INDIRECT BENEFIT AND NOT JUST ACCOUNTS HOLDING COVERED SECURITIES.

         held in, any account over which the Access Person has no direct or indirect influence or control.

         (b) As noted above, an Access Person need not report securities transactions during a calendar quarter on the Quarterly Transaction Report to the Compliance Department if all the information in the report would duplicate information contained in broker trade confirmations or account statements that Institutional Advisors holds in its records so long as Institutional Advisors receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter. In this case you may certify on your Quarterly Transaction Report under Section C that your trade confirmation and/or brokerage account statements represent all transactions that must be reported.

         (c) Access Persons are not required to report securities transactions in Covered Securities purchased pursuant to an AUTOMATIC INVESTMENT PLAN on the Quarterly Transaction Report.


IV.      COMPLIANCE CERTIFICATIONS

A.       CERTIFICATE OF RECEIPT

         Employees are required to acknowledge receipt of your copy of this Code and any amendment hereto. A Form for this purpose is attached to this Code as Appendix III.

B.       ANNUAL CERTIFICATE OF COMPLIANCE

         You are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Covered Securities of which you had or acquired Beneficial Ownership. A Form for this purpose is attached to this Code as Appendix IV.

V.       REPORTING OF VIOLATIONS

         If an Employee becomes aware of any violation (s) or potential violation (s) of any of the provisions of this Code of Ethics, such Employee must report such violation (s) or potential violation(s) promptly to a member of the Compliance Committee. The Chief Compliance Officer is required to receive all reports of such violations. Failure to report any violation(s) of this Code that an Employee is are aware of, in a prompt manner will be considered itself a violation of the Code and subject to remedial action.

VI.      REMEDIAL ACTIONS

         If you violate this Code, you are subject to remedial actions, to be imposed by the Compliance Committee of Institutional Advisors, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

VII.     ADMINISTRATION

A.       INTERPRETATIONS AND EXCEPTIONS

         Please refer any questions regarding the applicability, meaning or administration of this Code to a member of the Compliance Committee IN ADVANCE OF any contemplated transaction. Exemptions from certain provisions of this Code may be granted by the Compliance Committee if it is determined that the fundamental obligations of the person involved are not and will not be compromised. In no instance will exemptions be granted if the exemptions are not permitted under the applicable Federal Securities Laws.

B.       QUESTIONS

         Questions regarding this Code of Ethics should be addressed to a member of the Compliance Committee.

C.       REVIEW

         The Chief Compliance Officer will annually review the adequacy of the Code and the effectiveness of its implementation.

D.       APPENDICES

         The following appendices are attached to this Code and are a part of this Code:

                    I. Form for report of initial and annual personal securities holdings.

                   II. Form for quarterly report of personal securities transactions.

                  III. Form for acknowledgment of receipt of this Code.

                  IV. Form for annual certification of compliance with this Code.

                   V. Sample of duplicate confirmation and statement request letter.

VIII.    DEFINITIONS

          A. "ACCESS PERSON" means any Employee of Institutional Advisors who:

          (i) has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund,

          (ii) is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic,

          (iii) is a director, officer, (or other person holding a similar position or performing similar functions) of Institutional Advisors.

          B. "ADVISORY CLIENT" means a client for whom Institutional Advisors provides investment advisory services for compensation.

          C. "AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a pre-determined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

          D. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. In this regard, beneficial ownership will be deemed to exist if a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, a direct or indirect pecuniary interest in the securities (I.E., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, an indirect pecuniary interest in securities generally includes, but is not limited to, securities held by members of a person's immediate family sharing the same household PROVIDED, HOWEVER, this presumption of beneficiary ownership may be rebutted, a person's interests in securities held in certain trusts, a general partner's proportionate interest in the portfolio securities held by a general or limited partnership, a person's right to receive dividends that is separated or separable from the underlying securities (otherwise a right to receive dividends alone shall not represent a pecuniary interest) and a person's right to acquire securities through the exercise or conversion of any derivative security whether or not presently exercisable. A person will not be deemed to be the beneficial owner of portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio. See the Section "Personal Securities Transactions -- Beneficial Ownership" for a further discussion of determining Beneficial Ownership.

          E. "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended.

          F. "COVERED SECURITY" shall mean a Security as defined in item O below (in effect, all securities) except that it shall not include direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; money market fund shares and shares issued by registered open-end investment companies other than Reportable Funds.

          G. "EMPLOYEE" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Institutional Advisors, or other person who provides investment advice on behalf of Institutional Advisors and is subject to the supervision and control of Institutional Advisors.

          H. "FEDERAL SECURITIES LAWS" means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, as amended,, the Investment Advisers Act of 1940, as amended, Title V of Gramm-Leach-Bliley act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

          I. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

          J. "FUND" means an investment company registered under the Investment Company Act of 1940, as amended.

          K. "LIMITED OFFERING" shall mean an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 promulgated thereunder.

          L. "PORTFOLIO MANAGER" means those employees entrusted with the authority and responsibility to make investment decisions affecting an Advisory Client.

          M. "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security.

          N. "REPORTABLE FUND" shall mean (i) any Fund for which Institutional Advisors serves as an investment adviser or (ii) any Fund whose investment adviser or principal underwriter controls, is controlled by or is under common control with Institutional Advisors.

          O. "SECURITY" shall mean any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing.

         The term "SECURITY" includes any option or derivative instrument on that Security and any other Security that is convertible into or exchangeable for that Security.

                                                                      Appendix I


                         GMAC INSTITUTIONAL ADVISORS LLC
                                 Code of Ethics


             PERSONAL SECURITIES INITIAL AND ANNUAL HOLDINGS REPORT

         Please mark the following as applicable:

                If this is your first holdings report being submitted upon becoming an Access Person (as such term is defined in the Code of Ethics), please check the following box and fill in the date you became an Access Person. |_| Date of becoming an Access Person was ______________.

                If an initial report, the information to be provided below should be as of the date you became an Access Person and must be submitted no later than 10 days after you became an Access Person.

                If you are an Access Person and are submitting this holding report as the annual report of your holdings and brokerage accounts, please check the following box. |_|

                If an annual report, the information provi2ded below must be current as of a date no more than forty-five (45) days before the report is submitted.

         Please provide the following information for the broker-dealers with whom you maintained an account in which any Securities were held for your direct or indirect benefit.

--------------------------------------------------------------------------------
1. Name of Employee:
--------------------------------------------------------------------------------
2. If different than #1, name of the person in whose name the account is held:
--------------------------------------------------------------------------------
3. Relationship of 2 to 1
--------------------------------------------------------------------------------
4. Broker(s) at which account is maintained:
--------------------------------------------------------------------------------
5. Account Number(s)
--------------------------------------------------------------------------------
6. Telephone number(s) of Broker
--------------------------------------------------------------------------------
7. For each account, attach your most recent account statement listing Covered Securities in that account. If you own Covered Securities that are not listed in an attached account statement or the account statement does not reflect the information specified below, please provide the following information with respect to each Covered Security in which you had any direct or indirect beneficial ownership.


--------------------------------------------------------------------------------------------------------------------------
           NAME           TYPE OF SECURITY,       NUMBER OF SHARES       PRINCIPAL AMOUNT               NAME OF
       OF SECURITY*       EXCHANGE SYMBOL OR                                                         BROKER/DEALER
                              CUSIP (IF                                                                 OR BANK
                             APPLICABLE)                                                             WHO MAINTAINS
                                                                                                   THESE SECURITIES
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

(Attach separate sheet if necessary or attached copies of statements.) Please remember to report all interests in limited partnerships or limited liabilities companies including firm approved co-investments.

         I certify that to the best of my knowledge this form and the attached statement (if any) constitute all of the information required to be submitted under the GMAC Institutional Advisors' Code of Ethics.



Date Submitted:_______________________                 _________________________
                                                       Signature



                                                       Print Name

* Please remember to report all interests in limited partnerships or limited liabilities companies including firm approved co-investments.

         Date Reviewed by the firm's Compliance Officer:  _______________

         Compliance Officer Initials:  _______________

* Please remember to report all interests in limited partnerships or limited liabilities companies including firm approved co-investments.

                                                                     Appendix II


                   GMAC INSTITUTIONAL ADVISORS LLC SECURITIES
                               TRANSACTION REPORT
                   FOR THE CALENDAR QUARTER ENDED [__________]

         To:  Compliance Department

          A. During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of GMAC Institutional Advisors LLC.


------------------------------------------------------------------------------------------------------------------------------------
   SECURITY        DATE OF        TYPE OF        INTEREST    NUMBER      PRINCIPAL      NATURE OF    PRICE AT    BROKER/DEALER
 (INCLUDE FULL   TRANSACTION     SECURITY,       RATE AND    OF          AMOUNT OF    TRANSACTION:   WHICH          OR BANK
NAME OF ISSUER)                   EXCHANGE       MATURITY     SHARES    TRANSACTION    (BUY/SELL)    TRANS-ACTION  EFFECTED
                                 SYMBOL OR       DATE (IF                                             EFFECTED     THROUGH:
                                 CUSIP (IF     APPLICABLE)
                                APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Please remember to report all interests in limited partnerships or limited liabilities companies including firm approved co-investments.

          B. During the quarter referred to above, I established the following accounts in which any Securities were held during the quarter for my direct or indirect benefit:

--------------------------------------------------------------------------------
        NAME OF BROKER/DEALER,              DATE ACCOUNT WAS ESTABLISHED
    BANK OR ENTITY WITH THE ACCOUNT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          C. In lieu of the information required under A above, I represent that I have given instructions to each broker-dealer who holds Securities in which I have beneficial ownership to provide duplicate trade confirmations and/or brokerage account statements to GMAC Institutional Advisors LLC and together with any new accounts listed under B above, such transactions represent all transactions which must be reported pursuant to the Code of Ethics.
                                            |-|

         or

         No reportable transactions.        |_|

         This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         This report is to be signed, dated and returned within thirty days of the end of the calendar quarter.

                                                Signature:

                                                Printed name:

                                                Date Submitted:





         Date Reviewed by the firm's Compliance Officer:  _______________

         Compliance Officer Initials:  _____________

                                                                    Appendix III


                         GMAC INSTITUTIONAL ADVISORS LLC
                                 Code of Ethics


                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

         This Code of Ethics has been adopted by GMAC Institutional Advisors LLC ("Institutional Advisors") for the purpose of, among other things, setting forth Institutional Advisors policies on personal transactions in securities or other investments.

         I acknowledge that I have received a copy of, read and understood the provisions of, and agreed to comply with the terms of Institutional Advisors' Code of Ethics.



Date:__________________________            _____________________________________
                                           Signature



                                           Print Name

                                                                     Appendix IV


                         GMAC INSTITUTIONAL ADVISORS LLC
                                 Code of Ethics


                              ANNUAL CERTIFICATION

         I hereby certify that I have read and understand the Code of Ethics. I recognize that I must disclose or report all personal securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I certify that I have, to date, complied and agree to comply in the future with the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred. I understand that any failure to comply in all aspects with the foregoing and this Code may lead to sanctions, including dismissal.



Date:__________________________     ____________________________________________
                                    Signature



                                    Print Name

                                                                      Appendix V


                         GMAC INSTITUTIONAL ADVISORS LLC
                                 Code of Ethics


                       DUPLICATE STATEMENT REQUEST LETTER
                                                                      DATE




Name of the Brokerage Firm
Brokerage Firm Address

Re:      Name of Institutional Advisor Employee


Dear Sir or Madam:

GMAC Institutional Advisors LLC ("Institutional Advisors") is an SEC-registered investment advisor and we hereby grant [insert name of the Institutional Advisors Employee] the authorization to open an account at your firm. Additionally, our employees are subject to a Code of Ethics that requires regular quarterly reporting of securities transactions to the Compliance Department. In order comply with this requirement, we request that trade confirmations of all transactions and quarterly duplicate statements be forwarded directly to the Compliance Officer at the address below.

         GMAC Institutional Advisors Compliance Department
         Attn:  Michelle Vaughn
         Confidential
         200 Witmer Road
         Horsham, PA 19044

Or email them directly to michelle_vaughn@gmaccm.com

Any questions about this reporting requirement can be directed to me at (215) 328-1303. Thank you in advance for your prompt attention to this matter.

Sincerely,




Chief Compliance Officer
GMAC Institutional Advisors, LLC

                                      -3-